                                                                   Exhibit 21.2


                         DAY INTERNATIONAL GROUP, INC.
                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                             (AMOUNTS IN THOUSANDS)

COLUMN A               COLUMN B             COLUMN C                 COLUMN D        COLUMN E
                                   ----------------------------
                                           ADDITIONS
                                   ----------------------------
ALLOWANCE FOR         BALANCE AT   CHARGED TO                        DEDUCTIONS      BALANCE
  DOUBTFUL            BEGINNING    COSTS AND            CURRENCY        FROM         AT END
  ACCOUNTS            OF PERIOD     EXPENSES  ACQUIRED TRANSLATION    RESERVES      OF PERIOD
--------------        ----------   ---------- -------- -----------   ----------     ---------
Period Ended:
 December 31, 1997     $  (982)      $(162)    $   --    $   47        $   42       $(1,055)
                       =======       =====     ======    ======        ======       =======

 December 31, 1996     $(1,248)      $(118)    $  (50)   $   25        $  409       $  (982)
                       =======       =====     ======    ======        ======       =======

 December 31, 1995     $(1,258)      $(130)    $   --    $    1        $  139       $(1,248)
                       =======       =====     ======    ======        ======       =======

DAY INTERNATIONAL, INC.

 June 6, 1995          $(1,153)      $(138)    $   --    $  (39)       $   60       $(1,270)
                       =======       =====     ======    ======        ======       =======




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